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                                                                Exhibit 8.1

                  [GOODWIN, PROCTOR & HOAR LETTERHEAD]

                          September 22, 1998


NationsBanc Montomery Securities LLC
600 Mongomery Street
San Francisco, California  94111


Beacon Capital Partners, Inc.
50 Rowes Wharf
Boston, MA 02110

     Re:  Certain Federal Income Tax Matters

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission on September 22, 1998 on Form S-11 (No.333-56937), with respect to the registration of 20,394,843 shares of common stock, par value $.01 per share, of the Company.

     This opinion letter relates to (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the accuracy of certain statements in the Registration Statement.

     In rendering the following opinions, we have reviewed the Registration Statement and the descriptions set forth therein of the Company and its current and proposed investments and activities. We also have examined (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the Agreement of Limited Partnership of Beacon Capital Partners, L.P., dated March 16, 1998, and (iv) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Registration Statement, are referred to herein as the "Documents."

     In rendering our opinions, we have relied upon certain representations of the Company set forth in a representation letter delivered to us in connection with this opinion letter regarding the manner in which Company and Beacon Capital Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), have been and will be owned and operated. We also have relied on the statements contained in the Documents regarding the operation and ownership of the Company and its affiliates, including the Operating Partnership. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete.

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NationsBanc Montomery Securities LLC
Beacon Capital Partners, Inc.
September 22, 1998
Page 2

     In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties, and (viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion that:

     (i) The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed form of organization and method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     (ii) The discussion set forth under the caption "Certain Federal Income Tax Considerations" in the Registration Statement, to the extent that such discussion constitutes matters of law, summaries of legal matters or legal conclusions, is accurate in all material respects.


                                       * * * *

     We express no opinion herein other than the opinions expressly set forth above. You should recognize that our opinions are not binding on a court or the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. The discussion and conclusions set forth above are based upon current provisions of the Code and the Income Tax Regulations and Procedure and Administration Regulations

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NationsBanc Montomery Securities LLC
Beacon Capital Partners, Inc.
September 22, 1998
Page 3

promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.

     We consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our Firm, including the references under the caption "Certain Federal Income Tax Considerations", and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Goodwin, Procter & Hoar  LLP

                                   GOODWIN, PROCTER & HOAR  LLP